October 1, 1997

Mr. Bret J. Harris
Chief Financial Officer
Martin Color-Fi, Inc.
Star Fibers Corp.
Custom Colorants, Inc.
Buchanan Industries, Inc.
Palmetto Spinning Corporation
P.O. Box 469
Edgefield, SC  29824

     Re: Modification of Loans Extended by NationsBank, N.A. to Martin Color-Fi, Inc., et al.

Dear Bret:

         This letter shall serve as a written modification to that certain Fourth Amended and Restated Loan and Security Agreement (as amended or modified the "Loan Agreement") dated to be effective as of September 30, 1997 by and between Martin Color-Fi, Inc., Star Fibers Corp., Custom Colorants, Inc., Buchanan Industries, Inc. and Palmetto Spinning Corporation (collectively, the "Borrowers") and NationsBank, N.A. ("NationsBank").

         The Loan Agreement is amended as follows:

         (i) By including the following definition after the definition of "Financing Statements" in Section 1.1:

                  "Formtap Receivables" shall mean an Account which would be an Eligible Accounts Receivable except for the terms of subparagraph (i) and subparagraph (iv) of the definition of Eligible Accounts Receivable, which the Account Debtor is Formtap Industria, a Brazilian company and which otherwise satisfies the definitions of Eligible Accounts Receivable; provided, no Formtap Receivable shall exist, for purposes of
                  Section 2.5 of this Agreement regarding availability under the Revolving Credit Loan, after September 30, 1998; and provided, further, at no time shall the face amount of Formtap Receivables exceed $1,450,000;

         (ii) By inserting the following clause to Section 2.5 after the end of clause (c):


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Mr. Bret J. Harris
October 1, 1997
Page 9



                  plus (d) 90% of the face amount of Borrower's and any Approved Subsidiaries Formtap Receivables (with the face amount of all Formtap Receivables to be $0 at all times after September 30,
                  1998).

The intent of the foregoing modifications described in this letter is to include the face amount of the Formtap Receivables up to a maximum amount of $1,450,000 in the borrowing base through September 30, 1998.

         All capitalized terms not otherwise defined in this letter shall have the meaning ascribed to such term in the Loan Agreement. All other terms and conditions of the Loan Documents shall remain in full force and effect. Borrowers represent and warrant that, as of the date of this letter (i) all representations contained in the Loan Agreement and the other Loan Documents are true and accurate; (ii) all covenants contained in the Loan Agreement and the other Loan Documents have been and remain satisfied; and (iii) no Event of Default exists or no condition exists which with the giving of notice for the passage of time, or both, would constitute an Event of Default under Loan Agreement or the other Loan Documents.

         Please be advised that NationsBank's agreement to modify the Loan Agreement in accordance with the terms of this letter is expressly limited to the terms of this letter. NationsBank shall require strict compliance by Borrowers with the terms of the Loan Documents and shall be under no obligation to provide any further consents or modifications with respect to any covenant or agreement contained in the Loan Agreement, including a modification to include accounts receivable in the borrowing base which do not specifically comply with the definition of Eligible Accounts Receivable.

         Please have all parties execute the original of this letter to indicate each of the Borrowers' agreement to be bound by the terms and conditions of this letter and return the original fullyexecuted letter to me as soon as possible. This letter agreement will be binding on all parties upon our receipt of the original fully-executed and dated letter.

                                                         Kindest regards,

                                                         NationsBank, N.A.



                                                         Greg A. Lapointe
                                                         Vice President


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Mr. Bret J. Harris
October 1, 1997
Page 10


Agreed to on this      day of                , 1997.

BORROWERS:

MARTIN COLOR-FI, INC.


By: Bret J. Harris
    Its: Chief Financial Officer

STAR FIBERS CORP.


By: Bret J. Harris
    Its: Chief Financial Officer

CUSTOM COLORANTS, INC.


By: Bret J. Harris
    Its: Chief Financial Officer


BUCHANAN INDUSTRIES, INC.


By: Bret J. Harris
    Its: Chief Financial Officer

PALMETTO SPINNING CORPORATION


By: Bret J. Harris
    Its: Chief Financial Officer